UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2008

NIC Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office) (Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01     Changes in Control of Registrant.

See the disclosures in Item 8.01 of this report, which are incorporated herein by reference.

Item 8.01     Other Events.

On June 23, 2008, NIC Inc. (“NIC” or the “Company) issued a press release announcing that it has been informed that the trustees of the National Information Consortium Voting Trust have dissolved the trust as of June 20, 2008.  The trust, which was managed independently of NIC, was established on June 30, 1998 by the original investors of the Company and consisted of 142 beneficiaries.  NIC founders Jeffery S. Fraser and Ross C. Hartley served as trustees since the trust’s inception.  The trust held 21,400,805 shares of NIC common stock, or approximately 34 percent, of total shares outstanding.  A copy of the press release is filed with the United States Securities and Exchange Commission with this report on Form 8-K as Exhibit 99, and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99 - Press release issued by NIC Inc. dated June 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

Date:	June 23, 2008	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer